UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2010

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

One Hughes Drive, Suite 606, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(323) 330-9881
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Table of Contents

Section 3 SECURITIES AND TRADING MARKETS	1

Item 3.02 Unregistered Sales of Equity Securities	1

SIGNATURES	1

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities

Ante5, Inc., a Delaware corporation (the “Company”), has closed its private placement of common stock made pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  The private offering commenced on or about October 21, 2010 and ended on December 16, 2010.  The private placement resulted in total capital raised of $11,000,000 in consideration for the issuance by us of a total of 11,000,000 new shares of our common stock to investors, including members of our current and former management who purchased shares in the placement.  The capital raised has been and is expected to be utilized substantially as described in the Company’s prior Report on Form 8-K filed with the Securities and Exchange Commission, dated November 30, 2010.

This notice does not constitute an offer to sell nor a solicitation to buy a security.  Any offer to sell or a solicitation to buy a security from the Company is made only to prospective investors with whom the Company has a pre-existing relationship and only by the complete Confidential Private Placement Memorandum covering the Company’s common stock in the private placement, including the risk factors described in the Memorandum.

The securities offered in the Company’s private placement have not been registered under the Act or any state securities laws.  No shares may be resold, assigned or otherwise transferred unless a registration statement under the Act is in effect, or the Company has received evidence satisfactory to it that such transfer does not involve a transaction requiring registration under the Act and is in compliance with the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)
  Date:  December 20, 2010

/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer

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